Exhibit 99.1

AEO Reports Record Fourth Quarter Revenue, Reflecting Momentum Across Brands and Continued Progress On Profit Improvement Initiatives

•
Record fourth quarter revenue of $1.7 billion rose 12% to last year
•
Aerie achieved all-time high fourth quarter revenue with comps up 13%
•
American Eagle comps increased 6% reflecting continued sequential improvement

March 7, 2024

PITTSBURGH -- (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced financial results for the fourth quarter and full year fiscal 2023 ended February 3, 2024.

In a separate release today, the company also announced its new Powering Profitable Growth long-term strategy structured to deliver $5.7 to $6.0 billion in revenue and an approximate 10% operating margin by the end of Fiscal 2026, implying a compounded annual growth rate of mid-to-high teens for operating income and 3-5% for revenue growth.

“I am proud of how the teams executed in the fourth quarter. As our profit improvement initiatives took hold, we delivered a material improvement in business, underscoring the power of our brands, operations and strategic focus. Customers responded well to our strong merchandise collections fueling positive results across brands and channels,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

“We are entering 2024 with momentum and from a position of strength with an exciting line-up of innovation and customer engagement initiatives. Our balance sheet is healthy and we are seeing early proof points of our new long-term strategy to deliver industry-leading earnings growth and shareholder returns, which we look forward to sharing today.”

Fourth Quarter 2023 Results compared to Fourth Quarter 2022 Results:

•
Fourth quarter 2023 results are presented for the 14 weeks ending February 3, 2024 compared to the 13 weeks ending January 28, 2023. Comparable sales metrics are presented for the 14 weeks ending February 3, 2024 compared to the 14 weeks ending February 4, 2023.

•
Total net revenue of $1.7 billion rose 12%. The 53rd week contributed $57 million or approximately four points to revenue growth in the quarter.
•
Store revenue rose 10%. Total digital revenue increased 19%.
•
Aerie revenue of $538 million rose 16% with comp sales up 13%. American Eagle revenue of $1.1 billion increased 11% with comp sales growing 6%.
•
GAAP Gross profit of $615 million. Adjusted gross profit of $626 million increased 23%. The adjusted gross margin rate of 37.3% rose 340 basis points. Margin expansion was driven by strong demand, lower product and transportation costs and continued benefits from our profit improvement work including lower markdowns and leverage on rent, distribution and warehousing and delivery.
•
Selling, general and administrative expense of $427 million was up 22%. Aligned with strong business performance, roughly half of the expense increase was due to incentive compensation against zero accruals last year. Store and corporate compensation, advertising as well as the 53rd week contributed to the increase.
•
GAAP Operating income of $9 million. Adjusted Operating income of $141 million. Adjusted operating margin of 8.4% expanded 200 basis points to last year.
•
GAAP diluted earnings per share of $0.03. Adjusted diluted earnings per share of $0.61. Average diluted shares outstanding were 200 million.

Fiscal Year 2023 Results compared to Fiscal Year 2022 Results:

•
Fiscal Year 2023 results are presented for the 53 weeks ending February 3, 2024 compared to the 52 weeks ending January 28, 2023. Comparable sales metrics are presented for the 53 weeks ending February 3, 2024 compared to the 53 weeks ending February 4, 2023.
•
Total net revenue of $5.3 billion rose 5%. The 53rd week contributed $57 million or approximately one point to revenue growth in the year.
•
Store revenue rose 6%. Total digital revenue also increased 6%.
•
Aerie revenue of $1.7 billion rose 11% with comp sales up 8%. American Eagle revenue of $3.4 billion increased 3% with comp sales growing 1%.
•
GAAP Gross profit of $2 billion. Adjusted gross profit of $2 billion increased 17%. The adjusted gross margin rate of 38.7% rose 370 basis points. Margin expansion was driven by strong demand, lower product and transportation costs, lower markdowns and leverage on rent, distribution and warehousing and delivery.
•
Selling, general and administrative expense of $1.4 billion was up 13%. Roughly half of the expense increase was due to incentive compensation against zero accruals last year. Store and corporate compensation along with advertising also increased.
•
GAAP Operating income of $223 million. Adjusted Operating income of $375 million. Adjusted operating margin of 7.1% expanded 170 basis points to last year.
•
GAAP diluted earnings per share of $0.86. Adjusted diluted earnings per share of $1.52. Average diluted shares outstanding were 197 million.

Inventory

Total ending inventory increased 9% to $641 million, with units up 11%. Inventory levels are healthy and well positioned to fuel growth initiatives.

Capital Expenditures

Capital expenditures totaled $39 million in the fourth quarter and $174 million for the full-year. For Fiscal 2024, management expects capital expenditures to approximate $200 to $250 million.

Restructuring and Impairment Charges

In the fourth quarter, the company recorded a $131 million impairment and restructuring charge, of which $119 million was non-cash. The company refocused the operations of Quiet Platforms to better align with AEO's long term strategy and its core capabilities as a regionalized fulfillment center network. Additionally, as part of its profit improvement project, the company took a number of steps to streamline strategic priorities and strengthen the organization, including restructuring its international operations. These actions will result in approximately $20 million in annualized savings beginning in 2024.

Outlook

For Fiscal 2024, management expects operating income in the range of$445 to $465 million. This reflects revenue up 2 to 4% to last year, including an approximately one point headwind from one less selling week due to the retail calendar shift.

Due to easier comparisons in the first half of the year, the significance of the shifted retail calendar and one less selling week in the fourth quarter, we expect revenue and profit growth to be skewed to the first half of the year.

For the first quarter, management expects operating income in the range of $65 to $70 million. This reflects revenue up mid-single digits, including an approximately one point positive impact from the retail calendar shift.

Webcast and Supplemental Financial Information

The company will discuss its financial results and long-term strategy and targets in an extended call beginning at 11:00 AM ET. The event will feature presentations and a question-and-answer session with members of the company’s executive leadership team. The event can be accessed in the Investor Relations section on AEO’s website, www.aeo-inc.com. A replay of the webcast will be archived and made available online on the company’s website.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico and Hong Kong, and ships to approximately 80 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 300 international locations operated by licensees in approximately 30 countries. To learn more about AEO and the company’s commitment to Planet, People and Practices, please visit www.aeo-inc.com.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including consolidated adjusted gross profit, operating income, net income, and net income per diluted share, excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP information is provided as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Management believes that this non-GAAP information is useful for an alternate presentation of the company’s performance, when reviewed in conjunction with the company’s GAAP consolidated financial statements and provides a higher degree of transparency.

These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

The tables included in this press release reconcile the GAAP financial measures to the non-GAAP financial measures discussed above.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s expectations or beliefs concerning future events, including first quarter and annual fiscal 2024 results as well as anticipated strategy impact on revenue growth and operating margin in 2025 and 2026. Words such as “outlook,” "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “may,” “potential,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Line Media

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	February 3, 2024	January 28, 2023
Assets
Current assets:
Cash and cash equivalents	$354,094	$170,209
Short-term investments	100,000	-
Merchandise inventory	640,662	585,083
Accounts receivable, net	247,934	242,386
Prepaid expenses and other	90,660	102,563
Total current assets	1,433,350	1,100,241
Operating lease right-of-use assets	1,005,293	1,086,999
Property and equipment, at cost, net of accumulated depreciation	713,336	781,514
Goodwill, net	225,303	264,945
Non-current deferred income taxes	82,064	36,483
Intangible assets, net	46,109	94,536
Other assets	52,454	56,238
Total assets	$3,557,909	$3,420,956
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$268,308	$234,340
Current portion of operating lease liabilities	284,508	337,258
Accrued compensation and payroll taxes	152,353	51,912
Unredeemed gift cards and gift certificates	66,285	67,618
Accrued income taxes and other	46,114	10,919
Other current liabilities and accrued expenses	73,604	66,901
Total current liabilities	891,172	768,948
Non-current liabilities:
Non-current operating lease liabilities	901,122	1,021,200
Long-term debt, net	-	8,911
Other non-current liabilities	28,856	22,734
Total non-current liabilities	929,978	1,052,845
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock	-	-
Common stock	2,496	2,496
Contributed capital	360,378	341,775
Accumulated other comprehensive loss	(16,410)	(32,630)
Retained earnings	2,214,159	2,137,126
Treasury stock	(823,864)	(849,604)
Total stockholders' equity	1,736,759	1,599,163
Total Liabilities and Stockholders' Equity	$3,557,909	$3,420,956

Current ratio	1.61	1.43

AMERICAN EAGLE OUTFITTERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share amounts)
(unaudited)

	GAAP Basis
	Fourth Quarter Ended
	February 3, 2024	% of Revenue	January 28, 2023	% of Revenue
Total net revenue	$1,678,910	100.0%	$1,496,088	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	1,064,324	63.4%	988,656	66.1%
Gross profit	614,586	36.6%	507,432	33.9%
Selling, general and administrative expenses	427,090	25.4%	351,408	23.5%
Impairment and restructuring charges	120,420	7.1%	22,209	1.5%
Depreciation and amortization expense	57,840	3.5%	60,233	4.0%
Operating income	9,236	0.6%	73,582	4.9%
Debt related charges	-	0.0%	4,655	0.3%
Interest (income) expense, net	(4,961)	-0.3%	2,409	0.2%
Other (income), net	(1,505)	-0.1%	(4,964)	-0.4%
Income before income taxes	15,702	1.0%	71,482	4.8%
Provision for income taxes	9,386	0.6%	16,891	1.2%
Net income	$6,316	0.4%	$54,591	3.6%

Net income per basic share	$0.03		$0.29
Net income per diluted share	$0.03		$0.28

Weighted average common shares outstanding - basic	197,524		190,621
Weighted average common shares outstanding - diluted	199,589		196,893

	GAAP Basis
	Fiscal Year Ended
	February 3, 2024	% of Revenue	January 28, 2023	% of Revenue
Total net revenue	$5,261,770	100.0%	$4,989,833	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	3,237,192	61.5	3,244,585	65.0%
Gross profit	2,024,578	38.5%	1,745,248	35.0%
Selling, general and administrative expenses	1,433,300	27.2%	1,269,095	25.4%
Impairment and restructuring charges	141,695	2.7%	22,209	0.4%
Depreciation and amortization expense	226,866	4.4%	206,897	4.2%
Operating income	222,717	4.2%	247,047	5.0%
Debt related charges	-	0.0%	64,721	1.3%
Interest (income) expense, net	(6,190)	-0.1%	14,297	0.3%
Other (income), net	(10,951)	-0.2%	(10,465)	-0.2%
Income before income taxes	239,858	4.5%	178,494	3.6%
Provision for income taxes	69,820	1.3%	53,358	1.1%
Net income	$170,038	3.2%	$125,136	2.5%

Net income per basic share	$0.87		$0.69
Net income per diluted share	$0.86		$0.64

Weighted average common shares outstanding - basic	195,646		181,778
Weighted average common shares outstanding - diluted	196,863		205,226

American Eagle Outfitters Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
14 Weeks Ended February 3, 2024

	Gross	Operating	Income Tax	Effective	Net	Earnings per
	Profit[1]	Income[2]	Expense	Tax Rate	Income	Diluted Share
GAAP Basis	$614,586	$9,236	$9,386	59.8%	$6,316	$0.03
% of Revenue	36.6%	0.6%			0.4%

Add: Impairment, Restructuring and Other Charges	$10,950	$131,370			$115,081	$0.58

Tax effect of the above[3]			$16,289	(34.7)%

Non-GAAP Basis	$625,536	$140,606	$25,675	17.5%	$121,397	$0.61
% of Revenue	37.3%	8.4%			7.2%

The following footnotes relate to impairment, restructuring, and other charges recorded in the 14 weeks ended February 3, 2024:

(1)
$11.0 million of inventory write-down charges related to our international businesses as further described in footnote (2) below.
(2)
Quiet Platforms: $98.3 million of impairment and restructuring charges
•
$40.5 million of intangible asset impairment
•
$39.6 million of goodwill impairment
•
$13.9 million of long-term asset impairment primarily related to technology which is no longer a part of the long-term strategy
•
$4.3 million of employee severance, based on our revised strategy for Quiet Platforms

International: $10.9 million of impairment and restructuring charges

•
$4.7 million related to Japan operating lease ROU assets and $3.6 million of Japan store property and equipment related to the exit of the Japan market
•
$1.3 million of Hong Kong operating lease ROU assets
•
$1.3 million of employee severance

Additionally, we recorded $11.0 million of inventory write-down charges related to restructuring our international operations, which was recorded separately in Cost of Sales and discussed in note (1) above.

Corporate: $11.2 of impairment and restructuring charges

•
$6.0 million of employee severance related to corporate realignment
•
$5.2 million of other asset investment impairment related to further strategic business changes

All impairments were recorded due to insufficient prospective cash flows to support the asset value.

(3) The income tax impact of $16.3 million is primarily caused by the non-deductibility of goodwill impairment and international restructuring charges as well as the additional tax expense on the overall mix of earnings in jurisdictions with different tax rates.

American Eagle Outfitters Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
13 Weeks Ended January 28, 2023

	Operating	Debt-related	Income Tax	Effective	Net	Earnings per
	Income[1]	charges[2]	Expense	Tax Rate	Income	Diluted Share
GAAP Basis	$73,582	$4,655	$16,891	23.6%	$54,591	$0.28
% of Revenue	4.9%				3.6%

Add: Impairment and restructuring charges	$22,209				$18,186	$0.09

Less: Debt-related charges		$(4,655)			$552	$0.00

Tax effect of the above[3]			$8,126	1.8%

Non-GAAP Basis	$95,791	$-	$25,017	25.4%	$73,329	$0.37
% of Revenue	6.4%				4.9%

The following footnotes relate to impairment, restructuring and debt-related charges recorded in the 13 weeks ended January 28, 2023:

(1)
Quiet Platforms: $3.8 million of impairment and restructuring charges
•
$2.8 million consisting of $2.3 million of operating lease ROU asset impairment and $0.5 million of property and equipment impairment related to the closure of the Jacksonville, FL distribution center
•
$1.0 million of severance related to employees of that distribution center

International: $8.0 million of impairment and restructuring charges

•
$7.5 million of store impairment
•
$0.5 million of employee severance related to downsizing our Hong Kong retail operations

U.S. and Canada: $10.4 million of impairment charges

•
$10.4 million of impairment charges, consisting of $9.2 million of operating lease ROU assets and $1.2 million of store property and equipment

All impairments were recorded due to insufficient prospective cash flows to support the asset value.

(2) $4.7 million debt related charges related primarily to the induced conversion expense on the exchange of our convertible notes.

(3) The income tax impact of $8.1 million related to impairment and restructuring charges is primarily caused by the non-deductibility of the portion of the induced conversion expense associated with the Note Exchanges. Furthermore, there was additional tax expense on the overall mix of earnings in jurisdictions with different tax rates.

American Eagle Outfitters Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
53 Weeks Ended February 3, 2024

	Gross	Operating	Income Tax	Effective	Net	Earnings per
	Profit[1]	Income[1,2]	Expense	Tax Rate	Income	Diluted Share
GAAP Basis	$2,024,578	$222,717	$69,820	29.1%	$170,038	$0.86
% of Revenue	38.5%	4.2%			3.2%

Add: Impairment, Restructuring and Other Charges	$10,950	$152,645			$129,875	$0.66

Tax effect of the above[3]			$22,770	(5.3)%

Non-GAAP Basis	$2,035,528	$375,362	$92,590	23.6%	$299,913	$1.52
% of Revenue	38.7%	7.1%			5.7%

The following footnotes relate to the impairment, restructuring and other charges recorded in the 53 weeks ended February 3, 2024:

(1)
$11.0 million of inventory write-down charges related to our international businesses as further described in footnote (2) below.
(2)
Quiet Platforms: $119.6 million of impairment, restructuring, and other charges
•
$40.5 million of intangible asset impairment
•
$39.6 million of goodwill impairment
•
$24.7 million of long-term asset impairment primarily related to technology which is no longer a part of the long-term strategy
•
$9.9 million of employee severance based on our revised strategy for Quiet Platforms
•
$4.9 million of contract related charges

International: $10.9 million of impairment and restructuring charges

•
$4.7 million related to Japan operating lease ROU assets and $3.6 million of Japan store property and equipment related to the exit of the Japan market
•
$1.3 million of Hong Kong operating lease ROU assets
•
$1.3 million of employee severance

Additionally, we recorded $11.0 million of inventory write-down charges related to restructuring our international operations, which was recorded separately in Cost of Sales and discussed in note (1) above.

Corporate: $11.2 million of impairment and restructuring charges

•
$6.0 million of employee severance related to corporate realignment
•
$5.2 million of other asset investment impairment related to further strategic business changes

All impairments were recorded due to insufficient prospective cash flows to support the asset value.

(3)
The income tax impact of $22.8 million is primarily caused by the non-deductibility of goodwill impairment and international restructuring charges as well as the additional tax expense on the overall mix of earnings in jurisdictions with different tax rates.

American Eagle Outfitters Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
52 Weeks Ended January 28, 2023

	Operating	Debt-related	Income Tax	Effective	Net	Earnings per
	Income(1)	charges(2)	Expense	Tax Rate	Income	Diluted Share
GAAP Basis	$247,047	$64,721	$53,358	29.9%	$125,136	$0.64
% of Revenue	5.0%

Add: Impairment and restructuring charges	22,209				18,221	$0.09

Less: Debt-related charges	$-	$(64,721)			49,679	$0.24

Tax effect of the above[3]			$19,030	(2.6)%

Non-GAAP Basis	$269,256	$-	$72,388	27.3%	$193,036	$0.97
% of Revenue	5.4%				3.9%

The following footnotes relate to impairment, restructuring and debt-related charges recorded in the 52 weeks ended January 28, 2023:

(1)
Quiet Platforms: $3.8 million of impairment and restructuring charges
•
$2.8 million of impairment consisting of $2.3 million of operating lease ROU asset impairment and $0.5 million of property and equipment impairment related to the closure of the Jacksonville, FL distribution center
•
$1.0 million of severance related to employees of that distribution center.

International: $8.0 million of impairment and restructuring charges

•
$7.5 million of store impairment
•
$0.5 million of employee severance related to downsizing our Hong Kong retail operations.

U.S. and Canada: $10.4 million of impairment charges

•
$10.4 million of impairment charges, consisting of $9.2 million of store ROU assets and $1.2 million of store property and equipment

All impairments were recorded due to insufficient prospective cash flows to support the asset value.

(2)
$64.7 million debt related charges related primarily to the induced conversion expense on the exchange of our convertible notes, along with certain other costs related to actions we took to strengthen our capital structure.
(3)
The income tax impact of $19.0 million related to impairment and restructuring charges is primarily caused by the non-deductibility of the portion of the induced conversion expense associated with the Note Exchanges. Furthermore, there was additional tax expense on the overall mix of earnings in jurisdictions with different tax rates.

AMERICAN EAGLE OUTFITTERS, INC.
RESULTS BY SEGMENT
(Dollars in thousands)
(unaudited)

	Fourth Quarter Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net Revenue:
American Eagle	$1,066,092	$961,848	$3,361,579	$3,262,893
Aerie	$537,462	$463,663	$1,670,000	$1,506,798
Other (1)	$159,576	$154,039	$489,056	$469,371
Intersegment Elimination	$(84,220)	$(83,462)	$(258,865)	$(249,229)
Total Net Revenue	$1,678,910	$1,496,088	$5,261,770	$4,989,833

Operating Income:
American Eagle	$181,564	$153,577	$599,796	$541,406
Aerie	$87,090	$56,671	$275,862	$167,467
Other(1)(3)	$(2,087)	$(17,413)	$(36,124)	$(56,793)
Intersegment Elimination	$-	$-	$-	$-
General corporate expenses (2)	$(125,961)	$(97,044)	$(464,172)	$(382,824)
Impairment, restructuring and other charges(3)	$(131,370)	$(22,209)	$(152,645)	$(22,209)
Total Operating Income	$9,236	$73,582	$222,717	$247,047

Debt related charges	$-	$4,655	$-	$64,721
Interest (income) expense, net	$(4,961)	$2,409	$(6,190)	$14,297
Other income, net	$(1,505)	$(4,964)	$(10,951)	$(10,465)
Income before income taxes	$15,702	$71,482	$239,858	$178,494

Capital Expenditures
American Eagle	$12,728	$30,033	$61,139	$85,033
Aerie	$9,170	$21,421	$40,746	$107,084
Other (1)	$10,745	$2,763	$44,183	$32,717
General corporate expenditures (2)	$6,879	$6,797	$28,369	$35,544
Total Capital Expenditures	$39,522	$61,014	$174,437	$260,378

(1) The Todd Snyder brand, Unsubscribed brand, and Quiet Platforms have been identified as separate operating segments; however, as they do not meet the quantitative thresholds for separate disclosure, they are presented under the Other caption.

(2) General corporate expenses are comprised of general and administrative costs that management does not attribute to any of our operating segments. These costs primarily relate to corporate administration, information and technology resources, finance and human resources functional and organizational costs, depreciation and amortization of corporate assets, and other general and administrative expenses resulting from corporate-level activities and projects.

(3) Refer to GAAP to Non-GAAP reconciliations for additional detail.

AMERICAN EAGLE OUTFITTERS, INC.
STORE INFORMATION
(unaudited)

	Fourth Quarter	YTD Fourth Quarter
	2023	2023
Consolidated stores at beginning of period	1,199	1,175
Consolidated stores opened during the period
AE Brand (2)	3	18
Aerie (incl. OFFL/NE) (3)	4	17
Todd Snyder	2	6
Unsubscribed	1	1
Consolidated stores closed during the period
AE Brand (2)	(25)	(32)
Aerie (incl. OFFL/NE) (3)	(1)	(2)
Unsubscribed	(1)	(1)
Total consolidated stores at end of period	1,182	1,182

Stores by Brand
AE Brand (2)	851
Aerie (incl. OFFL/NE) (3)	310
Todd Snyder	16
Unsubscribed	5
Total consolidated stores at end of period	1,182

Total gross square footage at end of period (in '000)	7,391	7,391

International license locations at end of period (1)	310	310

(1) International license locations (retail stores and concessions) are not included in the consolidated store data or the total gross square footage calculation.

(2) AE Brand includes AE stand alone locations, AE/Aerie side-by side locations, AE/OFFL/NE side-by-side locations, and AE/Aerie/OFFL/NE side-by-side locations.

(3) Aerie (incl. OFFL/NE) includes Aerie stand alone locations, OFFL/NE stand alone locations, and Aerie/OFFL/NE side-by-side locations.